Nautilus Marine Acquisition Corp.
90 Kifissias Avenue
Maroussi 15125
Athens, Greece

November 22, 2010

Orca Marine Corp.
90 Kifissias Avenue, Maroussi 15125
Athens, Greece

Astra Maritime Inc.
90 Kifissias Avenue, Maroussi 15125
Athens, Greece

RE:           Amended and Restated Securities Subscription Agreement

Ladies and Gentlemen:

We are pleased to confirm the offer from Orca Marine Corp. and Astra Maritime Inc. (each a “Subscriber” and collectively, “Subscribers”) purchase an aggregate of 1,725,000 shares of common stock (after giving effect to the 3,450 for 1 forward split effectuated on November 22, 2010) (the “Shares”), par value $0.0001 per share (the “Common Stock”) up to 225,000 of which Shares are subject to complete or partial forfeiture (the “forfeiture”) by you if the underwriters of the initial public offering (“IPO”) of Nautilus Marine Acquisition Corp., a Marshall Islands corporation (the “Company”) do not fully exercise their over-allotment option (the “Over-allotment Option”).  The terms on which the Company has issued Shares to the Subscribers, and the Company and the Subscribers’’ agreements regarding such Shares, are as follows:

1.           Purchase of Shares.   For the sum of $25,000 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company issued the Shares to the Subscribers, and the Subscribers purchased the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Amended and Restated Securities Subscription Agreement (this “Agreement”).  Concurrently with the Subscribers’ execution of this Agreement, the Company is delivering to each Subscriber a certificate registered in such Subscriber’s name representing the Shares, receipt of which each Subscriber hereby acknowledges.

2.           Representations, Warranties and Agreements.

2.1           Subscribers’ Representations, Warranties and Agreements.  To induce the Company to issue the Shares to the Subscribers, each Subscriber hereby represents and warrants to the Company and agrees with the Company as follows with respect solely to itself and not with respect to any other Subscriber:

2.1.1.   No Government Recommendation or Approval.  Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the offering or issuance of the Shares.

2.1.2.   No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) such Subscriber’s constitutional documents, (ii) any agreement, indenture or instrument to which such Subscriber is a party or (iii) any law, statute, rule or regulation to which such Subscriber is subject, or any agreement, order, judgment or decree to which such Subscriber is subject.

2.1.3.   Organization and Authority.  Subscriber is a corporation duly organized, validly existing and in good standing under the laws of Republic of Marshall Islands and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.1.4    Experience, Financial Capability and Suitability.  The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. Such Subscriber is aware its investment in the Company is a speculative investment that has limited liquidity, because there may never be an established market for the Company’s securities.  Such Subscriber has the financial capability for making the investment and the investment is a suitable one for such Subscriber.  Subscriber can, without impairing its financial condition, hold the Shares for an indefinite period of time and can afford a complete loss of the investment. Such Subscriber acknowledges that the Company has urged him/her/it to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that such Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, such Subscriber has determined to waive its right to seek and/or receive such independent professional advice.

2.1.5.   Access to Information.   Prior to the execution of this Agreement, Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained.

2.1.6.   Private Offering.  Each Subscriber represents that it is not a “U.S. Person” as defined in Rule 902 of Regulation S , as amended (“Regulation S”), under the Securities Act of 1933, and represents and warrants to the Company that:

(i)           Subscriber is not acquiring the Shares as a result of, and such Subscriber covenants that it will not engage in any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares;

(ii)          Subscriber is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)         Subscriber is outside the United States when receiving and executing this Agreement and that Subscriber will be outside the United States when acquiring the Shares; and

2.1.7    Investment Purposes.  Subscriber is purchasing the Shares solely for investment purposes, for such Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and such Subscriber has no present arrangement to sell the Shares to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

2.1.8.   Restrictions on Transfer. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. The Shares have not been registered under the Securities Act, and, if in the future such Subscriber decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) in accordance with the provisions of Regulation S (Rule 901 through 905), (B) pursuant to a registration under the Securities Act, or (C) pursuant to an available exemption from registration such Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company.  Absent registration or an exemption, Subscriber agrees not to resell the Shares.  Subscriber further acknowledges that because the Company is a shell company and Rule 144 may not be available to the such Subscriber for the resale of the Shares until one year after following consummation of an acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or any other similar Business Transaction with one or more operating businesses or assets (a “Business Transaction”), despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.2         Company’s Representations, Warranties and Agreements.  To induce the Subscribers to purchase the Shares, the Company hereby represents and warrants to the Subscribers and agrees with the Subscribers as follows:

2.2.1    Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2.   No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles of Incorporation of the Company, as amended, (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject.

2.2.3.   Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof the Subscribers will have or receive good title to the Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscribers.

3.           Forfeiture of Shares.

3.1.        Partial or No Exercise of the Over-allotment Option.   In the event the Over-allotment Option granted to the representative of the underwriters of the Company’s IPO is not exercised in full, Subscribers acknowledge and agree that they shall forfeit any and all rights to such number of Shares (up to an aggregate of 225,000 Shares and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Subscribers and all other initial stockholders prior to the IPO will own an aggregate number of Common Stock (not including Common Stock issuable upon exercise of any warrants or any shares purchased by Subscribers in the Company’s IPO or in the aftermarket) equal to 20% of the issued and outstanding Common Stock of the Company immediately following the IPO.

3.2.        Termination of Rights as Stockholder.  If any of the Shares are forfeited in accordance with this Section 3, then after such time the Subscribers (or successor in interest), shall no longer have any rights as a holder of such Shares, and the Company shall take such action as is appropriate to cancel such Shares.  In addition, each Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing and agrees to take any and all action reasonably requested by the Company necessary to effect any adjustment in this Section 3.

4.           Waiver of Liquidation Distributions; Redemption Rights.  In connection with the Shares purchased pursuant to this Agreement and any other Company securities purchased on a private placement basis, each Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the Trust Account (as such term is defined in the Investment Management Trust Agreement to be entered by and between the Company and the trustee thereunder), in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Transaction.  For purposes of clarity, in the event the Subscribers purchases Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company.  However, in no event will the Subscribers have the right to redeem any Shares into funds held in the Trust Account with the Escrow Agent upon the successful completion of a Business Transaction.

5.           Restrictions on Transfer.

5.1.        Securities Law Restrictions.  Each Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder and with all applicable state securities laws.

5.2         Restrictive Legends.  All certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR LAWS OF ANY OTHER JURISDICTION, AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.3.        Additional Shares or Substituted Securities.   In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding capital stock without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3.3.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.3.

5.5         Registration Rights. Each Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a Registration Rights Agreement.  Each Subscriber will be entitled to demand and piggy-back registration rights pursuant to the terms and restrictions as set forth in the Registration Rights Agreement to be entered into with the Company prior to the closing of the IPO.

6.           Other Agreements.

6.1.        Further Assurances.  Each Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2         No Obligation as to Employment.  The Company is not by reason of this Agreement obligated to employ, or continue to employ, the Subscribers in any capacity.

6.3.        Notices.   All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, (c) sent by certified mail, return receipt requested, postage prepaid, or (d) delivered by electronic mail (i.e., e-mail) or facsimile (with receipt confirmed by the sender’s transmitting device).  All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) if sent by certified mail, on the (5th) business day following the day such mailing is made, or (iv) if by electronic mail (i.e., e-mail) or facsimile at the time of the delivery thereof to the receiving party at the address or number of such party set forth above.

6.4.        Entire Agreement.  This Agreement, together with that certain letter agreement between Subscribers and the Company, substantially in the form filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscribers and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.5.        Modifications and Amendments.   The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.6.        Waivers and Consents.   The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7.        Assignment.   The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.8.        Benefit.   All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.  Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.9.        Governing Law.    This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Republic of the Marshall Islands, without giving effect to the conflict of law principles thereof.

6.10.      Severability.   In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect.  In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.11.      No Waiver of Rights, Powers and Remedies.   No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party.  No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies.  No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12.      Survival of Representations and Warranties.   All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.13.      No Broker or Finder.   Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other.  Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14.      Headings and Captions.   The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15.      Counterparts.   This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.               Voting of Shares.

Each Subscriber agrees, if a vote of stockholders will be held in connection with the Company’s initial Business Transaction, to vote the Shares as well as the Common Stock acquired in the IPO or the aftermarket in favor of a Business Transaction that the Company negotiates and presents for approval to the Company’s stockholders.

8.               Indemnification. Each party shall indemnify the other and the underwriters of the IPO against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this agreement and return it to us.

Very truly yours,

NAUTILUS MARINE ACQUISITION CORP.

By:	/s/Prokopios (Akis) Tsirigakis

Name: Prokopios (Akis) Tsirigakis
Title: Chief Executive Officer

Accepted and agreed this
November 22, 2010

ORCA MARINE CORP.

By:	/s/ Prokopios (Akis) Tsirigakis

Name: Prokopios (Akis) Tsirigakis
Title: President

ASTRA MARITIME INC.

By:	/s/ George Syllantavos

Name: George Syllantavos
Title: President